UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2010

RadNet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19019	13-3326724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1510 Cotner Avenue
Los Angeles, California  90025
(Address of Principal Executive Offices) (Zip Code)

(310) 478-7808
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Execution of New Credit Agreement

Overview. On April 6, 2010, Radnet Management, Inc., (the “Borrower”), a wholly-owned subsidiary of RadNet, Inc. (the “Company”), entered into a new Credit and Guaranty Agreement (the “New Credit Agreement”) with Barclays Capital, Deutsche Bank Securities Inc., GE Capital Markets, Inc. and RBC Capital Markets, as joint bookrunners and joint lead arrangers, Barclays Bank PLC, as administrative agent and collateral agent, and certain other lenders, pursuant to which the Borrower obtained $385 million in senior secured bank financing, consisting of a $285 million, six-year term loan facility and a $100 million, five-year revolving credit facility (the “New Credit Facilities”).  The Company intends to use the net proceeds of borrowings under the New Credit Facilities together with the net proceeds from the issuance of notes, described below, to refinance existing credit facilities, fund certain acquisitions and pay related fees and expenses.  Capitalized terms used but not defined in this section have the meanings ascribed to them in the New Credit Agreement.

Interest. The New Credit Facilities will bear interest through maturity at a rate determined by adding the applicable margin to either (a) the Base Rate, which is the highest of the (i) Prime Rate, (ii) the rate which is 0.5% in excess of the Federal Funds Effective Rate, (iii) 3.00% and (iv) 1.00% in excess of the one-month Adjusted Eurodollar Rate at such time, or (b) the Adjusted Eurodollar Rate, which is the higher of (i) the London interbank offered rate, adjusted for statutory reserve requirements, for the respective interest period, as determined by the administrative agent and (ii) 2.00%.  Applicable margin means  (i) (a) with respect to Tranche B Term Loans that are Eurodollar Rate Loans, 3.75% per annum and (b) with respect to Tranche B Term Loans that are Base Rate Loans, 2.75% per annum; and (ii) (a) with respect to Revolving Loans that are Eurodollar Rate Loans, 3.75% per annum and (b) with respect to Revolving Loans and Swing Line Loans that are Base Rate Loans, 2.75% per annum.

Prepayments. Commencing on June 30, 2010, the Borrower will be required to make quarterly amortization payments on the term loan facility, each in the amount of $712,500, with the remaining principal balance paid off at maturity.  Under the New Credit Agreement, the Borrower will also be required to make mandatory prepayments, subject to specified exceptions, from Consolidated Excess Cash Flow, and upon certain events, including, but not limited to, (i) the receipt of net cash proceeds from the sale or other disposition of any property or assets of the Company, the Borrower or any of its subsidiaries, (ii) the receipt of net cash proceeds from insurance or condemnation proceeds paid on account of any loss of any property or assets of the Company, the Borrower or any of its subsidiaries, (iii) the receipt of net cash proceeds from the incurrence of indebtedness by the Company, the Borrower or any of its subsidiaries (other than certain indebtedness otherwise permitted under the loan documents relating to the New Credit Facilities) and (iv) the receipt of net cash proceeds by the Company, the Borrower or any of its subsidiaries from Extraordinary Receipts.

Guarantees. The obligations under the New Credit Facilities are guaranteed by the Company, all of the Borrower’s current and future domestic subsidiaries and certain affiliates of the Borrower (collectively, the “Guarantors”).

Covenants. In addition to certain customary covenants, the New Credit Agreement places limits on the Company’s and the Guarantors’ ability to declare dividends or redeem or repurchase capital stock, prepay, redeem or purchase debt, incur liens and engage in sale-leaseback transactions, make loans and investments, incur additional indebtedness, amend or otherwise alter debt and other material agreements, engage in mergers, acquisitions and asset sales, enter into transactions with affiliates and alter the business currently conducted by the Company and the Guarantors.

Financial Covenants. The New Credit Agreement contains financial covenants including a minimum interest coverage ratio, a maximum total leverage ratio and a limit on annual capital expenditures. The Borrower’s failure to comply with these covenants could permit the lenders under the New Credit Facilities to declare all amounts borrowed, together with accrued interest and fees, to be immediately due and payable.

Events of Default. In addition to certain customary events of default, events of default under the New Credit Facilities include the Borrower’s failure to pay principal or interest when due, a material breach of any representation or warranty contained in the loan documents, covenant defaults, events of bankruptcy and a change of control.

This summary is not a complete description of all of the terms of the New Credit Facilities and is qualified in its entirety by reference to the credit agreement set forth in Exhibit 10.1 hereto, and which is incorporated by reference into this Item 1.01.

Pledge and Security Agreement

In connection with the New Credit Facilities, the Borrower and the Guarantors entered into a Pledge and Security Agreement, dated as of April 6, 2010, with Barclays Bank PLC, as collateral agent, pursuant to which the obligations under the New Credit Facilities and the guarantees described above are secured by perfected first priority security interests in all of the Borrower’s and the Guarantors’ tangible and intangible assets, including, but not limited to, pledges of the equity interests of the Borrower and all of its subsidiaries.

The Pledge and Security Agreement is filed as Exhibit 4.1 and is incorporated herein by reference into this Item 1.01.

Issuance of Senior Notes Due 2018 and Execution of Related Indenture

Maturity and Interest. On April 6, 2010, Radnet Management, Inc. (the “Issuer”), the Company and the guarantors described below entered into an indenture agreement (the “Indenture”) with U.S. Bank National Association as trustee, governing the issuance of $200 million aggregate principal amount of 10⅜% senior notes due 2018 (the “Notes”) that were offered and sold pursuant to a private placement.  The Notes will mature on April 1, 2018, and bear interest at the rate of 10⅜% per year.  The Issuer will pay interest on the Notes on April 1 and October 1, commencing October 1, 2010.

Guarantors. All payments of the Notes, including principal and interest, are guaranteed jointly and severally on a senior unsecured basis (the “Guarantees”) by the Company and all of its current and future domestic wholly-owned restricted subsidiaries (the “Guarantors”).

Ranking. The Notes and the Guarantees will be the Issuer’s and each of Guarantor’s respective unsecured senior obligations and will:

•	rank equally in right of payment with any existing and future unsecured senior indebtedness of the Guarantors;

•	rank senior in right of payment to all existing and future subordinated indebtedness of the Guarantors;

•
be effectively subordinated in right of payment to any secured indebtedness of the Guarantors (including indebtedness under the New Credit Facilities) to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any of the Issuer’s subsidiaries that is not a guarantor of the Notes.

Optional Redemption. The Issuer may redeem the Notes, in whole or in part, at any time on or after April 1, 2014, at the redemption prices specified under the Indenture.  Prior to April 1, 2013, the Issuer may redeem up to 35% of aggregate principal amount of the Notes issued under the Indenture from the net proceeds of one or more equity offerings at a redemption price equal to 110.375% of the Notes redeemed, plus accrued and unpaid interest, if any.  The Issuer is also permitted to redeem the Notes prior to April 1, 2014, in whole or in part, at a redemption price equal to 100% of the principal amount redeemed, plus a make-whole premium and accrued and unpaid interest, if any.

Change of Control and Asset Sales. If a change in control of the Issuer occurs, the Issuer must give holders of the Notes the opportunity to sell their Notes at 101% of their face amount, plus accrued interest.  If the Company or one of its restricted subsidiaries sells assets under certain circumstances, the Issuer will be required to make an offer to purchase the Notes at their face amount, plus accrued and unpaid interest to the purchase date.

Restrictive Covenants. The Indenture contains covenants that limit, among other things, the ability of the Company and its restricted subsidiaries, including the Issuer, to:

•	pay dividends or make certain other restricted payments or investments;

•	incur additional indebtedness and issue preferred stock;

•
create liens (other than permitted liens) securing indebtedness or trade payables unless the notes are secured on an equal and ratable basis with the obligations so secured, and, if such liens secure subordinated indebtedness, the notes are secured by a lien senior to such liens;

•	sell certain assets or merge with or into other companies or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with affiliates;

•	create restrictions on dividends or other payments by our restricted subsidiaries; and

•	create guarantees of indebtedness by restricted subsidiaries.

However, these limitations are subject to a number of important qualifications and exceptions, as described in the Indenture.

This summary is not a complete description of all of the terms of the Notes and is qualified in its entirety by reference to the Indenture filed as Exhibit 4.2 hereto, and which is incorporated by reference into this Item 1.01.

Registration Rights Agreement

In connection with the sale of the Notes, the Company, the Issuer and the Guarantors entered into a Registration Rights Agreement, dated as of April 6, 2010, with the representatives of the initial purchasers of the Notes.  Pursuant to the registration rights agreement, the Company, the Issuer and the Guarantors have agreed to file a registration statement in connection with, and consummate, an exchange offer enabling holders of the Notes to exchange these Notes for publicly registered exchange notes with nearly identical terms.  If the Company, the Issuer and the Guarantors do not comply with their registration obligations, the Issuer will be required to pay liquidated damages to holders of the Notes in specified situations.

The Registration Rights Agreement is filed as Exhibit 4.3 and is incorporated herein by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the issuance of the Notes and entering into the New Credit Facilities, the Company used the net proceeds from the Notes offering and New Credit Facilities to repay all outstanding amounts under the Company’s existing first lien term loan for $242.6 million in aggregate principal amount outstanding, which would have matured on November 15, 2012, and the Company’s existing second lien term loan for $170.0 million in aggregate principal amount outstanding, which would have matured on November 15, 2013.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth in Items 1.01 and 1.02 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.04.

Item 3.03	Material Modification to Rights of Security Holders

Each of the Indenture and the New Credit Agreement contains a covenant that, among other things, restricts the Company’s and its subsidiaries’ and certain of its affiliates’ ability to pay dividends and distributions or redeem and repurchase capital stock.  The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

Item 8.01	Other Events

On April 6, 2010. the Company issued a press release announcing the completion of its Notes offering and entry into the New Credit Agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 4.1 – Pledge and Security Agreement, dated as of April 6, 2010, among each of the grantors party thereto and Barclays Bank PLC.

Exhibit 4.2 – Indenture, dated as of April 6, 2010, among Radnet Management, Inc., RadNet, Inc. and the other guarantors party thereto and U.S. Bank National Association, as trustee.

Exhibit 4.3 – Registration Rights Agreement, dated as of April 6, 2010, among RadNet, Inc., the other guarantors party thereto, and Deutsche Bank Securities Inc., as representative of the several initial purchasers of the Notes.

Exhibit 10.1 – Credit and Guaranty Agreement, dated as of April 6, 2010, among Radnet Management, Inc., as borrower, RadNet, Inc., certain subsidiaries and affiliates of Radnet Management, Inc., as guarantors, Barclays Capital, Deutsche Bank Securities Inc., GE Capital Markets, Inc. and Royal Bank of Canada, as joint bookrunners and joint lead arrangers, Deutsche Bank Securities Inc. and General Electric Capital Corporation, as co-syndication agents, RBC Capital Markets, as documentation agent, and Barclays Bank PLC, as administrative agent and collateral agent.

Exhibit 99.1 – Press Release, issued by RadNet, Inc. on April 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2010	RadNet, Inc.

	By:	/S/ Jeffrey L. Linden
	Name:	Jeffrey L. Linden
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

4.1	Pledge and Security Agreement, dated as of April 6, 2010, among each of the grantors party thereto and Barclays Bank PLC.

4.2	Indenture, dated as of April 6, 2010, among Radnet Management, Inc., RadNet, Inc. and the other guarantors party thereto and U.S. Bank National Association, as trustee.

4.3
Registration Rights Agreement, dated as of April 6, 2010, among RadNet, Inc., the other guarantors party thereto, and Deutsche Bank Securities Inc., as representative of the several initial purchasers of the Notes.

10.1
Credit and Guaranty Agreement, dated as of April 6, 2010, among Radnet Management, Inc., as borrower, RadNet, Inc., certain subsidiaries and affiliates of Radnet Management, Inc., as guarantors, Barclays Capital, Deutsche Bank Securities Inc., GE Capital Markets, Inc. and Royal Bank of Canada, as joint bookrunners and joint lead arrangers, Deutsche Bank Securities Inc. and General Electric Capital Corporation, as co-syndication agents, RBC Capital Markets, as documentation agent, and Barclays Bank PLC, as administrative agent and collateral agent.

99.1	Press Release, issued by RadNet, Inc. on April 6, 2010 (this exhibit is furnished and not filed).